EXHIBIT 10.38


March 26, 1998



Digital Video Systems, Inc.
160 Knowles Drive
Los Gatos, California  95032

Arris Interactive L.L.C.
David Potts, Chief Financial Officer
3871 Lakefield Drive
Suwanee, Georgia  30174

        Re:     Release of Shares; Termination of Earn Out, Etc.

Dear Mr. Potts:

        We make reference to that certain Asset Purchase Agreement dated as of July 25, 1997 by and between Digital Video Systems, Inc. ("DVS") and Arris Interactive L.L.C. ("Arris"), as amended by Amendment No. 1 thereto dated as of August 1, 1997 (the "Asset Purchase Agreement"), and that certain Escrow Agreement dated as of August 1, 1997 by and between DVS and Arris (the "Escrow Agreement"). Capitalized terms used herein and not otherwise defined shall have the meaning given to such terms in the Asset Purchase Agreement.

        Subject to the covenants and representations of Arris set forth below:

1. DVS shall immediately release the 300,000 shares of DVS's common stock escrowed pursuant to the Escrow Agreement (the
"Shares") in connection with the purchase of certain assets by DVS from Arris;

2. DVS agrees that the restriction on sales of the Shares by Arris contained in subsection 1.2(a)(iii) of the Asset
Purchase Agreement in hereby terminated and without further force and effect; and

3. DVS agrees that Arris is hereby released from any obligation under Article 10 of the Asset Purchase Agreement to indemnify
DVS for breaches of the representations and warranties contained in Section 2.7(c) of the Asset Purchase Agreement relating to Proprietary Technology.

Arris Interactive L.L.C.
March 26, 1998
Page 2

Arris makes the following representation and agrees to set forth below:

1. As of the date hereof, the earn out and funding provisions set forth in subsections 1.2(b)(I), (ii) and (iii) of the Asset
Purchase Agreement are hereby terminated and without further force and effect;

2. Arris covenants that it will make any sales of the Shares in compliance with the applicable requirements of the Securities
Act of 1933, as amended, and any applicable state securities laws, rules and regulations;

3. Arris represents and warrants to DVS that no claim, action, suit, proceeding, inquiry, hearing, arbitration, administrative proceeding, or investigation is pending, or, to Arris's best knowledge threatened in connection with the Proprietary Technology. Arris knows of no facts that could reasonably be expected to serve as the basis for litigation against DVS affecting, involving, or relating to the Proprietary Technology; and

4. Arris acknowledges and agrees that as of the date hereof, no amounts are owned to Arris by DVS in connection with any of the provisions of or transactions provided for the Asset
Purchase Agreement.

Please acknowledge your agreement to the above by signing below and returning your signed letter to the attention of Thomas R.
Parkinson, President of DVS, by facsimile at (408) 871-8222 and sending the original to the attention of Mr. Parkinson by overnight courier at the address set forth above.

        Very Truly Yours,

        /s/ Thomas R. Parkinson

        Thomas R. Parkinson
        President and COO
        Digital Video Systems, Inc.


ACKNOWLEDGED AND AGREED
BY ARRIS INTERACTIVE L.L.C.



By:     /s/ David B. Potts
        Name: David B. Potts
        Title:Vice President of Finance